As filed with the Securities and Exchange Commission on May 3, 2007

                                                                                                       Registration No. 333-136366

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________________________

MOTIENT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	4812	93-0976127
(State of Incorporation)	(Primary S.I.C. Code Number)	(I.R.S. Employer
		Identification No.)

12010 Sunset Hills Road

6th Floor

Reston, Virginia  20190

(703) 483-7806

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

____________________________

Jeffrey Epstein

General Counsel and Secretary

12010 Sunset Hills Road

6th Floor

Reston, Virginia  20190

(703) 483-7806

(Name, Address, Including Zip Code, And Telephone Number,

Including Area Code, Of Agent For Service)

____________________________

Copy to:

Ted Gilman

Andrews Kurth LLP

111 Congress Avenue, Suite 1700

Austin, Texas 78701

(512) 320-9200

Facsimile: (512) 320-9292

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

____________________________

If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

EXPLANATORY NOTE

Motient Corporation is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-136366) to amend the cover page of the Registration Statement to note that Motient Corporation is no longer a well-known seasoned issuer, as such term is defined in Rule 405 as promulgated under the Securities Act of 1933, as amended, as of the most recent eligibility determination date specified in paragraph (2) of that definition.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, State of Virginia, on May 3, 2007.

MOTIENT CORPORATION

By:	/s/ Jeffrey Epstein
Jeffrey Epstein,
General Counsel and Secretary

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints, Jeffrey Epstein and Neil Hazard, and each or any of them, his or her true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant in the capacities set forth below on May 3 , 2007.

Name	Title

/s/ Robert H. Brumley	President, Chief Executive Officer and Director
Robert H. Brumley	(Principal Executive Officer)

/s/ Neil Hazard	Executive Vice President, Chief Financial Officer and Treasurer
Neil Hazard	(Principal Financial Officer)

/s/ David Andonian	Director
David Andonian

/s/ William Freeman	Director
William Freeman

Director
Jacques Leduc

Director
David Meltzer